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                                                                    EXHIBIT 5.1

American Physician Partners, Inc.
2301 NationsBank Plaza
901 Main Street
Dallas, Texas 75202-3721

Attention:  Paul M. Jolas, Esq.

        Re:     Registration Statement on Form S-1 (Registration No. 333-30205)

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (Registration No. 333-30205) initially filed by American Physician Partners, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") on June 27, 1997, as amended by Pre-Effective Amendment No. 1 filed with the SEC on August 22, 1997, Pre-Effective Amendment No. 2 filed with the SEC on September 15, 1997, Pre-Effective Amendment No. 3 filed with the SEC on September 30, 1997, Pre-Effective Amendment No. 4 filed with the SEC on October 10, 1997, Pre-Effective Amendment No. 5 filed with the SEC on October 14, 1997, Pre-Effective Amendment No. 6 filed with the SEC on November 5, 1997, Pre-Effective Amendment No. 7 filed with the SEC on November 10, 1997, Pre-Effective Amendment No. 8 filed with the SEC on November 12, 1997 and Pre-Effective Amendment No. 9 filed with the SEC on November 14, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 3,450,000 shares of Common Stock, $.0001 par value (the "Shares") which includes an over-allotment option granted to the Underwriters to purchase additional Shares. The Shares are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to all references to our name wherever appearing in such Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                                Very truly yours,


                                BROBECK, PHLEGER & HARRISON LLP